Tupperware Brands Corporation Successful Turnaround Continues

Sales Growth of 17% in the Second Quarter of 2021

GAAP diluted earnings per share of $0.67

Adjusted diluted earnings per share of $0.95

Orlando, Florida, August 4, 2021 - Tupperware Brands Corporation (NYSE: TUP) today reported operating results for the second quarter ended June 26, 2021.

Second Quarter 2021 Financial Highlights

•Net sales of $464.7 million increased 17% vs. 2020, up 10% in local currency
•GAAP diluted earnings per share were $0.67 compared to $1.30 for the second quarter 2020, which included $0.46 of non-recurring items in the prior year
•Adjusted (1) diluted earnings per share were $0.95 compared to $0.84 in 2020
•Adjusted EBITDA(1) increased 17% to $95.3 million compared to $81.3 million in the second quarter of 2020
•Debt to EBITDA (as defined in our Credit Agreements) ratio was 2.05 vs. 4.91 in the second quarter of 2020

“The double digit sales growth reflects our initial investments and numerous initiatives to create long-term sustainable growth in our core direct selling business,” said Miguel Fernandez, President and Chief Executive Officer of Tupperware Brands. “We are increasing our investments in talent across operations, digital, finance and market leadership to prepare for future business expansion into new channels.”

“We continue to successfully implement our Turnaround Plan,” said Sandra Harris, Tupperware Brands’ Chief Financial Officer and Chief Operating Officer. “Sales growth coupled with delivering profit that continues to reflect our rightsizing efforts and lowering our debt and improving EBITDA resulting in a leverage ratio of 2.05 are all further evidence that it is working.”

Quarterly Results

Second quarter net sales were $464.7 million, an increase of 17%, and 10% in local currency when comparing second quarters of 2021 and 2020. Average active sales force increased 24% and productivity was down 11%.

Second quarter 2021 net sales for the segments were:

•Asia Pacific - Net sales were $124.6 million, down 7% and local currency sales down 14% from second quarter of 2020
•Europe - Net sales were $114.4 million, up 26% and local currency sales up 17% from second quarter of 2020
•North America - Net sales were $155.8 million, up 26% and local currency sales up 17% from second quarter of 2020
•South America - Net sales were $69.9 million, up 45% and local currency sales up 48% from second quarter of 2020

Net income was $35.6 million vs. $63.8 million for the second quarter of 2021 and 2020, respectively. GAAP diluted earnings per share were $0.67 vs. $1.30 for the second quarter of 2021 and 2020, respectively. The decrease in net income and GAAP diluted earnings per share was primarily due to prior year gains on extinguishment of debt and sale of property.

Adjusted(1) diluted earnings per share increased from $0.84 to $0.95 on improved sales, gross margins and stable selling, general and administrative expenses.

Liquidity

As of June 26, 2021, the Company continued to be in compliance with its financial covenants under its Credit
Agreement with a debt to EBITDA (1) ratio of 2.05 versus 4.91 in the second quarter of 2020.

Form 10-K/A Filing

The Company intends to amend its Annual Report on Form 10-K for the year ended December 26, 2020 (the “Form 10-K”) on August 5, 2021. As noted in more detail below, management has concluded no restatement of the previously-issued financial statements is required.
(1) See GAAP to non-GAAP financial measures reconciliation section.

In the amended annual report (the “Form 10-K/A”), the only change to the consolidated financial statements will be a correction to a footnote with respect to out-of-period corrections to disclose a $4.5 million understatement in net income in 2020 and a total of $4.5 million in overstatements in net income in prior years.

The Form 10-K/A will (i) revise the disclosure on management’s assessment of internal control over financial reporting in Item 9A to expand the scope of the material weakness originally disclosed in the Form 10-K, (ii) update Item 8 to reflect the revised “Report of Independent Registered Public Accounting Firm” of PricewaterhouseCoopers LLP with respect to such expanded material weaknesses, (iii) update the Company’s “Operational Risk” risk factor in Item 1A relating to the expanded material weaknesses, and (iv) revise the Company’s Legal Proceedings disclosure in Item 3 to disclose an ongoing SEC inquiry into accounting practices relating to the Company’s Mexico operations. Furthermore, the 10-K/A will disclose that management has evaluated the impact of these newly identified corrections, both individually and in aggregate with all other previously identified prior period corrections, and has confirmed its prior conclusion that its previously issued financial statements were not materially misstated. The Form 10-K/A should be read in conjunction with the Form 10-K.

(1) See GAAP to non-GAAP financial measures reconciliation section.

About Tupperware Brands Corporation

Tupperware Brands Corporation (NYSE: TUP) is a leading global consumer products company that designs innovative, functional and environmentally responsible products that people love and trust. Founded in 1946, Tupperware’s signature container created the modern food storage category that revolutionized the way the world stores, serves and prepares food. Today, this iconic brand has more than 8,500 functional design and utility patents for solution-oriented kitchen and home products. With a purpose to nurture a better future, Tupperware products are an alternative to single-use items. The Company distributes its products into nearly 80 countries primarily through independent representatives around the world. For more information, visit Tupperwarebrands.com or follow Tupperware on Facebook, Instagram, LinkedIn and Twitter.

Forward-Looking Statements

Statements contained in this release that are not historical fact and use predictive words such as "estimates", "outlook", “guidance”, “expect”, “believe", "intend", "designed", "target", "plans", “may”, "will", “we are confident” and similar words are forward-looking statements. These forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following: the effects of the outbreak of the novel coronavirus (COVID-19) pandemic; our ability to ship product to customers on a timely basis, including because of delays caused by our supply chain; our ability to sustain the same level of growth in net sales and net income that we recorded in the prior quarters; the success of the Company’s efforts to improve its profitability and liquidity position and any capital structure actions that it may take the Company's ability to comply with its financial covenants under its term loan and credit agreement; the Company's ability to remediate the material weaknesses identified, as well as the reasonable possibility that, until such material weaknesses are remediated, the material weaknesses could result in a material misstatement to the Company’s annual or interim consolidated financial statements that would not be prevented or detected; cyberattacks and ransomware demands that could cause the Company to not be able to operate its systems and/or access or control its data, including private data; risks related to the ongoing SEC inquiry; the success and timing of growth and turnaround initiatives; leadership development and succession changes; impairment and other charges related to purchase accounting goodwill and restructuring actions; the risk of foreign-currency fluctuations and currency translation impacts on the Company’s business associated with these fluctuations; the Company's ability to engage in hedging transactions (including, without limitation, forwards and swaps) with financial institutions to mitigate risks relating to foreign-currency fluctuations and/or interest rate fluctuations and the possibility that such hedging transactions, even if entered into, are unsuccessful; the risk of changes in cash flow resulting from changes in foreign exchange rates and hedge settlements; uncertainties related to the interpretation of, and regulations under, changes in the U.S. tax law and tax laws and regulations in other countries; the Company’s future tax-planning initiatives; any prospective or retrospective increases in duties on the Company’s products; any adverse results of tax audits or unfavorable changes to tax laws in the Company’s various markets; risk that direct selling laws and regulations in any of the Company’s markets may be modified, interpreted or enforced in a manner that results in negative changes to the Company’s business models or negatively impacts its revenue, sales force or business, including through the interruption of recruiting and sales activities, loss of licenses, imposition of fines, or any other adverse actions or events; unpredictable economic and political conditions and events globally; the success of new product introductions and promotional programs to generate interest among the Company’s sales force and customers and generate selling activities on a sustained basis; success of business-to-business selling arrangements and their timing; success of buyers in obtaining financing or attracting tenants for commercial and residential developments; the timing and success of closing asset sales; risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies; governmental approvals of materials for use in food containers and beauty, personal care, nutritional and nutraceutical products; continued competitive pressures for products or sales force in the Company’s markets; and other risks detailed in the Company's periodic reports as filed in accordance with the Securities Exchange Act of 1934, as amended.

The Company updates each month the impact of changes in foreign exchange rates versus the prior year, posting it on Tupperware Brands Foreign Exchange Translation Impact Update. Other than updating for changes in foreign currency exchange rates, the Company does not intend to update forward-looking information.

Non-GAAP Financial Measures

The Company utilizes non-GAAP financial measures in this release, which are provided to assist readers' understanding of the Company's results of operations. These amounts exclude certain items that at times materially impact the comparability of the Company's results of operations. The adjusted information is intended to be indicative of the Company's primary operations, and to assist readers in evaluating performance and analyzing trends across periods by providing what the Company believes is a useful measure for predictive purposes. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.

The non-GAAP financial measures include comparisons related to profit that exclude:

•gains from the sale of property, plant and equipment and other real estate related operations
•insurance settlement gains or significant charges related to casualty losses caused by significant weather events, fires or similar circumstances
•exit or disposal cost obligations related to rationalizing supply chain operations and other re-engineering activities performed to wind-down or significantly restructure businesses, including cumulative translation adjustments recognized in income upon liquidation of operations in a country, asset sales or fixed asset impairments, inventory obsolescence and other operating losses incurred in conjunction with such activities
•certain asset retirement obligations
•pension settlements
•significant discrete impacts of new tax laws upon adoption, including the impact on cumulative deferred taxes from items previously recorded as cumulative translation adjustments
•amortization of definite-lived intangible assets
•non-cash impairment charges related to the carrying value of acquired intangible assets and goodwill
•infrequent costs incurred in connection with a change in capital structure
•the impact from hyper-inflationary economies on net monetary assets and other balance sheet positions that impact near term income
•non-recurring costs associated with the turnaround plan

While these types of events can and do recur periodically, they are not part of the Company’s primary business operations and are excluded from indicated financial information due to their distinction from ongoing business operations, inherent volatility and impact on the comparability of earnings across periods, as amounts recognized in any given period are not indicative of amounts that may be recognized in any particular future period.

Additionally, the Company engages in business to business transactions, in which it sells products to a partner company. Since the level of these sales is volatile from quarter-to-quarter and year-to-year, and is largely independent of the activities of its sales force, the Company at times, in addition to disclosing reported sales, discloses “core” sales amounts and comparisons, which excludes amounts sold under business to business transactions. This illustrates sales results and trends directly associated with activities of its independent sales force. All financial information disclosed and presented includes business to business transactions unless specifically stated as “core” sales or otherwise indicated.

Also, as the impact of changes in exchange rates is an important factor in understanding period-to-period comparisons. The Company believes the presentation of results on a local currency basis, in addition to reported results, helps improve readers' ability to understand the Company's operating results and evaluate performance in comparison with prior periods. The Company presents local currency information that compares results between periods as if current period exchange rates had been the exchange rates in the prior period. The Company uses results on a local currency basis as one measure to evaluate performance and generally refers to such amounts as restated or excluding the impact of foreign currency.

These core sales and local currency results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP. Core sales and results on a local currency basis may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with GAAP.

Information included with this release includes references to EBITDA, debt covenant EBITDA as well as references to debt to debt covenant EBITDA ratio, which are non-GAAP financial measures used in the Company's term loan agreement and credit agreement. The Company uses these measures in its capital allocation decision process and in discussions with investors, analysts and other interested parties, and therefore believes it is useful to disclose this amount and ratio. The Company's calculation of these measures is in accordance with its term loan agreement and credit agreement, and is set forth in the reconciliation from GAAP amounts in an attachment to this release; however, the reader is cautioned that other companies define these measures in different ways, and consequently they may not be comparable with similarly labeled amounts disclosed by others.

Investors: Jane Garrard, janegarrard@tupperware.com, 407-826-4475
Media: Megan Tucker, megan.tucker@rfbinder.com, 212-994-7589

###

Summary Financial Statements

TUPPERWARE BRANDS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	13 weeks ended		26 weeks ended
(In millions, except per share amounts)	June 26, 2021	June 27, 2020	June 26, 2021	June 27, 2020
Net sales	$464.7	$397.4	$925.0	$773.3
Cost of products sold	148.7	133.5	285.7	263.2
Gross margin	316.0	263.9	639.3	510.1

Selling, general and administrative expense	234.9	208.1	484.3	451.0
Re-engineering charges	4.7	23.2	7.8	27.1
(Gain) loss on disposal of assets	0.5	(13.9)	(8.2)	(13.8)
Operating income (loss)	75.9	46.5	155.4	45.8

(Gain) Loss on debt extinguishment	6.0	(40.0)	8.1	(40.0)
Interest expense	9.7	12.1	21.5	22.3
Interest income	(0.3)	(0.2)	(0.6)	(0.7)
Other (income) expense, net	1.4	(8.0)	1.2	(10.1)
Income (loss) before income taxes	59.1	82.6	125.2	74.3

Provision (benefit) for income taxes	23.5	18.8	44.3	18.3
Net income (loss)	$35.6	$63.8	$80.9	$56.0

Basic earnings (loss) per share	$0.71	$1.30	$1.63	$1.14
Diluted earnings (loss) per share	$0.67	$1.30	$1.53	$1.14

Basic weighted-average shares	49.8	49.0	49.6	49.0
Diluted weighted-average shares	53.1	49.2	53.0	49.2

TUPPERWARE BRANDS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
(In millions, except share amounts)	June 26, 2021	December 26, 2020
Assets
Cash and cash equivalents	$107.3	$139.1
Other current assets	463.3	407.0
Total current assets	570.6	546.1

Property, plant and equipment, net	195.1	202.5
Other assets	459.4	471.3
Total assets	$1,225.1	$1,219.9

Liabilities And Shareholders' Equity
Current debt and finance lease obligations	$469.6	$424.7
Other current liabilities	473.3	485.0
Total current liabilities	942.9	909.7

Long-term debt and finance lease obligations	165.5	258.6
Other liabilities	229.5	256.3
Total liabilities	1,337.9	1,424.6

Total shareholders' equity (deficit)	(112.8)	(204.7)

Total liabilities and shareholders' equity	$1,225.1	$1,219.9

TUPPERWARE BRANDS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	26 weeks ended
(In millions)	June 26, 2021	June 27, 2020
Operating Activities
Net cash provided by operating activities	1.4	45.3
Investing Activities
Capital expenditures	(17.3)	(14.1)
Proceeds from disposal of assets	41.2	15.9
Net cash provided by (used in) investing activities	23.9	1.8
Financing Activities
Term loan repayment	(101.2)	—
Senior notes repayment	—	(56.4)
Net increase (decrease) in short-term debt	49.6	17.8
Debt issuance costs payment	(1.0)	(2.0)
Finance lease repayments	(0.7)	(0.3)
Cash payments of employee tax withholdings for stock awards	(2.9)	—
Proceeds from exercise of stock options	0.5	—
Net cash provided by (used in) financing activities	(55.7)	(40.9)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(5.4)	(8.6)
Net change in cash, cash equivalents and restricted cash	(35.8)	(2.4)
Cash, cash equivalents and restricted cash at beginning of year	150.5	126.1
Cash, cash equivalents and restricted cash at end of period	$114.7	$123.7

Segment Information

The Company manufactures and distributes a broad portfolio of products, primarily through independent direct sales force members. Certain operating segments have been aggregated based upon consistency of economic substance, geography, products, production process, class of customers and distribution method.

						Change excluding the foreign exchange impact		Percent of total
(In millions)	13 weeks ended		Change		Foreign exchange impact			13 weeks ended
	Jun 26, 2021	Jun 27, 2020	Amount	Percent		Amount	Percent	Jun 26, 2021	Jun 27, 2020
Asia
Net sales	$124.6	$134.4	$(9.8)	(7)%	$9.6	$(19.4)	(14)%	27%	34%
Segment profit	$28.8	$34.4	$(5.6)	(16)%	$2.9	$(8.5)	(23)%	32%	46%
Segment profit as percent of net sales	23.1%	25.6%	N/A	(2.5) pp	N/A	N/A	N/A	N/A	N/A

Europe
Net sales	$114.4	$90.8	$23.6	26%	$7.4	$16.2	17%	25%	23%
Segment profit	$19.1	$10.9	$8.2	75%	$0.9	$7.3	61%	21%	15%
Segment profit as percent of net sales	16.7%	12.0%	N/A	4.7 pp	N/A	N/A	N/A	N/A	N/A

North America
Net sales	$155.8	$124.0	$31.8	26%	$9.1	$22.7	17%	33%	31%
Segment profit	$19.6	$18.7	$0.9	4%	$1.4	$(0.5)	(3)%	22%	25%
Segment profit as percent of net sales	12.6%	15.1%	N/A	(2.5) pp	N/A	N/A	N/A	N/A	N/A

South America
Net sales	$69.9	$48.2	$21.7	45%	$(1.2)	$22.9	48%	15%	12%
Segment profit	$22.3	$11.3	$11.0	97%	$(0.7)	$11.7	+	25%	15%
Segment profit as percent of net sales	31.9%	23.4%	N/A	8.5 pp	N/A	N/A	N/A	N/A	N/A

Total net sales	$464.7	$397.4	$67.3	17%	$24.9	$42.4	10%	N/A	N/A
____________________
N/A - not applicable
pp - percentage points
+ - change greater than ±100%

						Change excluding the foreign exchange impact		Percent of total
(In millions)	26 weeks ended		Change		Foreign exchange impact			13 weeks ended
	Jun 26, 2021	Jun 27, 2020	Amount	Percent		Amount	Percent	Jun 26, 2021	Jun 27, 2020
Asia
Net sales	$249.9	$254.8	$(4.9)	(2)%	$17.7	$(22.6)	(8)%	27%	33%
Segment profit	$59.5	$51.7	$7.8	15%	$3.8	$4.0	7%	32%	49%
Segment profit as percent of net sales	23.8%	20.3%	N/A	3.5 pp	N/A	N/A	N/A	N/A	N/A

Europe
Net sales	$241.3	$196.5	$44.8	23%	$14.5	$30.3	14%	26%	25%
Segment profit	$51.6	$13.4	$38.2	+	$0.9	$37.3	+	28%	13%
Segment profit as percent of net sales	21.4%	6.8%	N/A	14.6 pp	N/A	N/A	N/A	N/A	N/A

North America
Net sales	$302.3	$225.3	$77.0	34%	$10.4	$66.6	28%	33%	29%
Segment profit	$37.3	$25.2	$12.1	48%	$1.7	$10.4	39%	21%	24%
Segment profit as percent of net sales	12.3%	11.2%	N/A	1.1 pp	N/A	N/A	N/A	N/A	N/A

South America
Net sales	$131.5	$96.7	$34.8	36%	$(9.5)	$44.3	51%	14%	13%
Segment profit	$33.9	$14.3	$19.6	+	$(1.0)	$20.6	+	19%	14%
Segment profit as percent of net sales	25.8%	14.8%	N/A	11.0 pp	N/A	N/A	N/A	N/A	N/A

Total net sales	$925.0	$773.3	$151.7	20%	$33.1	$118.6	15%	N/A	N/A
____________________
N/A - not applicable
pp - percentage points
+ - change greater than ±100%

Sales Force Statistics

Sales force statistics shown below are collected by the Company and, in some cases, provided by distributors and sales force. Active sales force is defined as the average number of sellers ordering in each cycle over the course of the quarter. Local currency, or changes excluding foreign exchange impact, changes are measured by comparing current year results with those of the prior year, translated at the current year's foreign exchange rates.

	Net Sales		Active Sales Force
	Second Quarter 2021 versus Second Quarter 2020		13 weeks ended
			June 26, 2021	June 27, 2020
Segments	Change %	Change excluding foreign exchange impact %	Count	Count	Change %
Asia Pacific	(7)%	(14)%	96,400	91,264	6%
Europe	26%	17%	89,828	76,284	18%
North America	26%	17%	245,407	180,632	36%
South America	45%	48%	147,988	119,168	24%
Total	17%	10%	579,623	467,348	24%

GAAP to Non-GAAP Financial Measures Reconciliation

GAAP to non-GAAP Earnings Per Share Reconciliation

	13 weeks ended		26 weeks ended
(In millions, except per share amounts)	June 26, 2021	June 27, 2020	June 26, 2021	June 27, 2020
Net income (loss)	$35.6	$63.8	$80.9	$56.0

Re-engineering charges	4.7	23.2	7.8	27.1
(Gain) Loss on debt extinguishment	6.0	(40.0)	8.1	(40.0)
(Gain) loss on disposal of assets	0.5	(13.9)	(8.2)	(13.8)
Exit costs	2.4	1.0	3.5	2.8
Consulting costs	1.5	4.4	1.1	11.9
Amortization of intangibles	0.4	0.4	0.8	0.8
Foreign currency hyperinflation	0.3	0.4	0.7	0.3
Pensions costs	0.1	0.2	0.1	0.4
Adjustments before income taxes	15.9	(24.3)	13.9	(10.5)
Provision (benefit) for income taxes	(0.9)	2.0	(0.2)	0.5
Net adjustments	$15.0	$(22.3)	$13.7	$(10.0)

Adjusted net income (loss)	50.6	41.5	94.6	46.0

Basic weighted-average shares	49.8	49.0	49.6	49.0
Diluted weighted-average shares	53.1	49.2	53.0	49.2

Adjusted basic earnings (loss) per share	$1.02	$0.85	$1.91	$0.94
Adjusted diluted earnings (loss) per share	$0.95	$0.84	$1.78	$0.93

Net Income to EBITDA Reconciliation,
Net Income to Debt Covenant EBITDA Reconciliation
and Total Debt to Debt Covenant EBITDA Ratio (1)

	Four quarters ending	13 weeks ended
(In millions)	June 26, 2021	June 26, 2021	March 27, 2021	December 26, 2020	September 26, 2020
Net income (loss)	$137.1	$35.6	$45.3	$21.8	$34.4

Add:
Interest expense	37.8	9.7	11.8	8.1	8.2
Provision (benefit) for income taxes	126.1	23.5	20.8	58.5	23.3
Depreciation and amortization	43.4	10.6	10.7	10.8	11.3
EBITDA	344.4	79.4	88.6	99.2	77.2

Add:
Stock-based compensation expense	8.9	2.1	1.8	2.1	2.9
Re-engineering charges and other expenses	16.0	5.6	5.1	13.4	(8.1)

Subtract:
Cash paid for re-engineering charges	(46.1)	(8.0)	(6.5)	(9.7)	(21.9)
(Gain) Loss on disposal of assets	(8.4)	0.5	(8.7)	(32.8)	32.6
Debt covenant EBITDA	$314.8	$79.6	$80.3	$72.2	$82.7

Total debt	$644.4

Total debt to debt covenant EBITDA ratio	2.05

(1)Amounts and calculations are based on the definitions and provisions of the Company's $650.0 million Credit Agreement dated March 29, 2019 and the $275.0 million Term Loan Credit Agreements dated December 3, 2020 (together "Credit Agreements") and, where applicable, are based on the trailing four quarter amounts. "Debt covenant EBITDA" is calculated as defined for "Consolidated EBITDA" in the Credit Agreements.

Net Income to Adjusted Net Income Reconciliation and
Net Income to Adjusted EBITDA Reconciliation

	Four quarters ending	13 weeks ended
(In millions)	June 26, 2021	June 26, 2021	March 27, 2021	December 26, 2020	September 26, 2020
Net income (loss)	$137.1	$35.6	$45.3	$21.8	$34.4

Subtract:
GAAP to non-GAAP adjustments	28.6	15.0	(1.3)	(14.4)	29.3
Adjusted net income	165.7	50.6	44.0	7.4	63.7

Add:
Interest expense	37.8	9.7	11.8	8.1	8.2
Adjusted provision (benefit) for income taxes	129.9	24.4	20.0	60.7	24.8
Depreciation and amortization	43.4	10.6	10.7	10.8	11.3
Adjusted EBITDA	$376.8	$95.3	$86.5	$87.0	$108.0